UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

Health Grades, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A (“Amendment No. 1”) hereby amends and supplements the Current Report on Form 8-K of Health Grades, Inc. (“HealthGrades”) originally filed with the Securities and Exchange Commission on October 14, 2008 (the “Report”) regarding HealthGrades’ acquisition of certain assets of Adviware Pty Ltd. (“Adviware”) pursuant to an assets purchase agreement dated October 13, 2008.

The financial statements and pro forma condensed consolidated financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, are included in this Amendment No. 1 under Item 9.01.

The information previously reported in the Report is incorporated by reference into this Amendment No. 1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Filed herein as Exhibit 99.1 to this Amendment No. 1 are the audited financial statements of Adviware as of June 30, 2008 and for the twelve months ended June 30, 2008.

(b) Pro Forma Financial Information.

Filed herein as Exhibit 99.2 to this Amendment No. 1 are the unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2007 and six months ended June 30, 2008, presented to reflect the effect of the transaction referred to above.

(d) Exhibits.

Exhibit No.	Document
99.1	Historical audited financial statements for Adviware as of June 30, 2008 and for the twelve months ended June 30, 2008.

99.2	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2007 and six months ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.
(Registrant)

By: /s/ Allen Dodge
Allen Dodge
Executive Vice President
and Chief Financial Officer

Dated: December 24, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Historical audited financial statements for Adviware as of June 30, 2008 and for the twelve months ended June 30, 2008.

99.2	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2007 and six months ended June 30, 2008.